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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

AMC ENTERTAINMENT HOLDINGS, INC. (Name of Registrant As Specified In Its Charter)

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AMC ENTERTAINMENT HOLDINGS, INC.
One AMC Way
11500 Ash Street, Leawood, KS 66211

NOTICE OF ACTION BY WRITTEN CONSENT
OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of AMC Entertainment Holdings, Inc. Class A Common Stock:

        We are furnishing the attached Information Statement to the holders of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of AMC Entertainment Holdings, Inc., a Delaware corporation (the "Company," "AMC," "we," "us" or "our"), pursuant to the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder, and the requirements of the Delaware General Corporation Law, in connection with a written consent (the "Written Consent"), dated as of September 14, 2018, executed by Wanda America Entertainment, Inc., an affiliate of Wanda Dalian Group, Co. Ltd., the holder of approximately 75% of the voting power of the Company's outstanding capital stock entitled to vote (the "Majority Stockholder") as of September 14, 2018. A copy of the Written Consent is attached as Annex A to the Information Statement.

        The Written Consent was delivered in connection with several transactions announced by the Company on September 14, 2018, including the issuance by the Company of $600 million aggregate principal amount of 2.95% convertible senior unsecured notes due 2024 (the "Convertible Notes") to Silver Lake Alpine, L.P. and one of its affiliates. As more fully described in the accompanying Information Statement, among other actions, the Majority Stockholder approved the issuance of all shares of Class A Common Stock that are issuable pursuant to the terms of the Convertible Notes.

        As described in the Information Statement, the actions taken pursuant to the Written Consent (the "Actions") have already been approved by the Majority Stockholder. Pursuant to Rule 14c-2 of the Exchange Act, the Actions will become effective on or after November 7, 2018, which is 20 calendar days following the date we first mail the Information Statement to our stockholders. Accordingly, the Company is not soliciting your proxy or consent in connection with the matters discussed in the Information Statement.

        You are urged to read the Information Statement in its entirety.

        The Information Statement is being mailed on or about October 18, 2018 to stockholders of record as of October 12, 2018.

        THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT.

By Order of the Board of Directors,
/s/ Kevin M. Connor
Name:	Kevin M. Connor
Title:	Senior Vice President, General Counsel and Secretary

 INFORMATION STATEMENT

OCTOBER 18, 2018

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

        The Board of Directors (the "Board") of AMC Entertainment Holdings, Inc., a Delaware corporation (the "Company," "AMC," "we," "us" or "our"), is furnishing this Information Statement to the holders of our Class A common stock, par value $0.01 per share (the "Class A Common Stock"), in connection with a written consent (the "Written Consent"), dated as of September 14, 2018, executed by Wanda America Entertainment, Inc., an affiliate of Wanda Dalian Group Co., Ltd, the holder of approximately 75% of the voting power of the Company's outstanding capital stock entitled to vote (the "Majority Stockholder" or "Wanda") as of September 14, 2018. A copy of the Written Consent is attached as Annex A to this Information Statement.

        The Majority Stockholder took certain actions (the "Actions") by Written Consent relating to the issuance by the Company of its $600 million aggregate principal amount of 2.95% convertible senior unsecured notes due 2024 (the "Convertible Notes"). The Actions and related transactions are more fully described in this Information Statement. The Written Consent was made in accordance with the Delaware General Corporation Law (the "DGCL"), our Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and our Third Amended and Restated Bylaws (the "Bylaws"), which provide that any action that is required or permitted to be taken at a meeting of our stockholders may be taken without a meeting, without prior notice and without a vote by the written consent of our stockholders holding outstanding shares of capital stock having not less than the minimum voting power that would be required to approve or take such action at a meeting of our stockholders at which all shares entitled to vote thereon were present and voted. The Actions taken by the Written Consent required the approval of the holders of a majority of the voting power of our outstanding shares of capital stock.

        This Information Statement is being furnished to each of the holders of our Class A Common Stock in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated by the U.S. Securities and Exchange Commission ("SEC") thereunder, and the requirements of the DGCL, solely for the purpose of informing our stockholders of the Actions taken by the Written Consent before they become effective.

        This Information Statement is being mailed on or about October 18, 2018 to stockholders of record as of October 12, 2018 (the "Record Date"). Pursuant to Rule 14c-2 of the Exchange Act, the Actions will become effective on November 7, which is 20 calendar days following the date we first mail this Information Statement to our stockholders.

        The Board approved the issuance of the Convertible Notes and related transactions on September 13, 2018 and the Majority Stockholder approved the Actions by the Written Consent on September 14, 2018.

        This Information Statement contains a summary of the material terms of the Convertible Notes and related transactions that were approved by the Board and the Majority Stockholder.

 ABOUT THIS INFORMATION STATEMENT

What is the Purpose of this Information Statement?

        This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act, the rules and regulations promulgated by the SEC thereunder and the DGCL to notify you of certain actions taken by the Majority Stockholder pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes herein described, the Board elected to seek the written consent of the Majority Stockholder in lieu of a special meeting. We are making this Information Statement available to you on or about October 18, 2018. The Company is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.

Who is Entitled to Notice?

        Each holder of record of outstanding shares of our Class A Common Stock on the Record Date is entitled to notice of the Actions taken and to be effective pursuant to the Written Consent.

Why Did the Company Seek Stockholder Approval?

        On September 14, 2018, the Company entered into an Investment Agreement with Silver Lake Alpine, L.P. ("Silver Lake"), which is an affiliate of Silver Lake Group, L.L.C., relating to the purchase and sale of the Convertible Notes (the "Investment Agreement"). As provided in the indenture pursuant to which the Convertible Notes were issued (the "Indenture"), and further described in this Information Statement, the Convertible Notes are convertible into, at the election of the Company, shares of Class A Common Stock, an equivalent amount of cash or a combination of shares of Class A Common Stock and cash, and additional shares of Class A Common Stock are issuable under certain circumstances pursuant to the terms of the Indenture (the total number of shares of Class A Common Stock that may be issued upon conversion of the Convertible Notes is referred to herein as the "Conversion Shares").

        Because the Class A Common Stock is listed on the New York Stock Exchange (the "NYSE"), we are subject to the NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual ("Section 312.03") requires, subject to certain limited exceptions, stockholder approval prior to the issuance of common stock by an issuer whose shares are listed on the NYSE, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock or of securities convertible into or exercisable for common stock of such issuer, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. In addition, Section 312.03 requires stockholder approval prior to any issuance that may result in a change of control of the issuer.

        The issuance of the Conversion Shares (i) may have voting power equal to or in excess of 20% of the voting power of the Company outstanding immediately prior to such issuance, (ii) may be equal to or in excess of 20% of the number of shares of common stock of the Company outstanding immediately prior to such issuance and/or (iii) may result in a change of control of the issuer under Section 312.03. Accordingly, as a condition to the transactions, the Majority Stockholder was required to approve the issuance of the Conversion Shares.

        Further, pursuant to Section 312.03, subject to certain limited exceptions, any issuance of shares of common stock, or of securities convertible into or exercisable for common stock, of an issuer whose shares are listed on the NYSE to a "Related Party" (as defined in Section 312.03), a subsidiary, affiliate or other closely-related person of a Related Party or any company or entity in which a Related Party has a substantial direct or indirect interest that (i) exceeds either one percent of the number of shares of common stock outstanding immediately prior to such issuance or (ii) exceeds one percent of the voting power outstanding immediately prior to such issuance, in each case, requires the approval of such issuer's stockholders. The issuance of securities of the Company pursuant to the exercise of certain participation rights granted to Silver Lake pursuant to the Investment Agreement (the "Participation Rights") as more fully described in this Information Statement (i) may exceed one percent of the number of shares of common stock of the Company outstanding prior to such issuance, or (ii) may exceed one percent of the voting power outstanding immediately prior to such issuance. Since Silver Lake may be a Related Party and/or an affiliate or other closely-related person of a Related Party following its purchase of the Convertible Notes and its entry into the Investment Agreement and related transaction documents, as a condition to the transactions, the Majority Stockholder was required to approve the issuance of the shares of the Class A Common Stock pursuant to the Participation Rights.

What Actions were Taken by the Majority Stockholder?

        Pursuant to the Written Consent (attached hereto as Annex A), the following Actions were taken by the Majority Stockholder:

  •
  In accordance with Section 312.03, the Majority Stockholder approved, authorized and ratified the issuance of the Conversion Shares pursuant to the terms of the Convertible Notes.

  •
  In accordance with Section 312.03, the Majority Stockholder approved, authorized and ratified the issuance of securities of the Company pursuant to the exercise of the Participation Rights.

  •
  The Majority Stockholder authorized, empowered and directed the Company to take all such actions, to cause to be prepared, executed, delivered, recorded and filed all such agreements, documents, applications, certificates and instruments, and to seek all necessary approvals and to make all expenditures and incur all expenses to effectuate the issuance of the Convertible Notes and the transactions contemplated thereby.

What Vote was Required to Approve the Actions?

        The Actions taken by the Written Consent required the approval of the holders of a majority of the voting power of our outstanding shares of capital stock. The only voting securities of the Company are its shares of Class A Common Stock and Class B common stock, par value $0.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"). On September 14, 2018, and after giving effect to the transactions contemplated by the Stock Repurchase Agreement (as hereinafter defined) there were 51,744,412 shares of Class A Common Stock and 51,769,784 shares of Class B Common Stock outstanding. The holders of our Class A Common Stock are entitled to one vote per share and holders of our Class B Common Stock are entitled to three votes per share, and such holders generally vote together as a single class on all matters. All of our Class B Common Stock is held by the Majority Stockholder. Because of the three-to-one voting ratio between our Class B Common Stock and Class A Common Stock, the Majority Stockholder controlled a majority of the combined voting power of our Common Stock on September 14, 2018. No other stockholder votes, consents or actions were or will be required or obtained in connection with this Information Statement or the Actions because the Majority Stockholder has consented to the Actions.

Do I have appraisal rights?

        No. None of the DGCL, our Certificate of Incorporation or our Bylaws provides holders of capital stock with dissenters' or appraisal rights in connection with the Actions described in this Information Statement.

 FORWARD-LOOKING STATEMENTS

        This information statement includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements and include statements made with respect to the anticipated benefits of the transaction, including on the Company's results of operations and the price of the Company's common stock. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: plans and intentions of large investors regarding their respective investments in the Company; liquidity needs of large investors; motion picture production and performance; the Company's lack of control over distributors of films; intense competition in the geographic areas in which the Company operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release windows; international economic, political, regulatory and other risks; risks and uncertainties relating to the Company's significant indebtedness; the Company's ability to execute cost cutting and revenue enhancement initiatives; box office performance; limitations on the availability of capital; risks relating to the Company's inability to achieve the expected benefits and performance from its recent acquisitions; the Company's ability to refinance its indebtedness on favorable terms; optimizing the Company's theatre circuit through construction and the transformation of its existing theatres may be subject to delay and unanticipated costs; failures, unavailability or security breaches of the Company's information systems; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; the Company's ability to utilize net operating loss carryforwards to reduce its future tax liability or valuation allowances taken with respect to deferred tax assets; review by antitrust authorities in connection with acquisition opportunities; risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions; risks relating to the potential dilution of our existing stockholders due to the Convertible Notes; risks relating to the incurrence of legal liability including costs associated with recently filed class action lawsuits; general political, social and economic conditions and risks, trends, uncertainties and other factors discussed in the reports the Company has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing the Company, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K, filed with the SEC on March 1, 2018, and the risks, trends and uncertainties identified in its other public filings. The Company does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

 BACKGROUND AND REASONS FOR THE ISSUANCE AND STOCKHOLDER APPROVAL

        Starting in the early part of 2018, Wanda indicated that it was considering the possibility of monetizing a portion of its investment in the Company, and the Company began exploring various alternatives concerning such a monetization. In this regard, during 2018, the Company considered a number of potential transactions that could be beneficial to the Company and its unaffiliated stockholders, including a potential new investment in the Company by one or more financing sources and use of all or a substantial part of such investment proceeds to return capital to all stockholders, including Wanda. In connection with a possible strategic investment transaction, the Company entered into confidentiality agreements with several private equity firms, including Silver Lake, to facilitate the exchange of confidential information and participated in discussions with these firms about potential investments in the Company.

        On July 23, 2018, the Board delegated to a special committee of independent directors (the "Special Committee") the authority to review, evaluate, negotiate and consider potential transactions that involved, among other things, an investment with a portion of the proceeds of such investment being used to repurchase shares of Class B Common Stock from Wanda. With respect to any potential transactions being considered by the Special Committee, the Special Committee was also delegated the authority, among other things, to (1) either recommend that the Board (a) approve such potential transactions as fair to and in the best interest of the Company and its stockholders or (b) reject such potential transactions, and (2) retain any consultants or advisors as it deemed necessary, appropriate or advisable from time to time to assist in discharging the Special Committee's responsibilities. The Special Committee engaged Skadden, Arps, Slate, Meagher & Flom LLP as independent legal counsel and, following an interview process, Moelis & Company as independent financial advisor.

        Subsequent to the establishment of the Special Committee, the Special Committee, the Company and Wanda, along with their respective advisors and representatives, engaged in substantial discussions and negotiations regarding possible transactions and the potential terms of such possible transactions, including, but not limited to, a potential transaction that would involve the issuance by the Company of the Convertible Notes to one or more affiliates of Silver Lake and the use of the proceeds to return capital and/or pay a cash dividend to the Company's stockholders and fund a potential repurchase by the Company of shares of Class B Common Stock from Wanda.

        During such discussions, the Special Committee formally met 34 times, and reviewed, among other things, the terms and conditions of each of the potential transactions being considered, including the issuance by the Company of the Convertible Notes to one or more affiliates of Silver Lake, the cash dividend to the Company's stockholders and the repurchase by the Company of shares of Class B Common Stock from Wanda and discussed, among other things, the risks and benefits associated with the terms and conditions under consideration and proposals as part of the negotiating process to improve the terms and conditions so as to maximize the benefits to unaffiliated stockholders while reducing any risks associated with the transactions under consideration. During such meetings, the Special Committee further analyzed, among other things, the value accretion/dilution and leverage and liquidity resulting from the transactions being considered and received numerous presentations from its financial and legal advisors.

        As part of the authority delegated to the Special Committee, the Special Committee, through its advisors, engaged in direct negotiations with Silver Lake and Wanda. Throughout these negotiations, the Special Committee informed both Silver Lake and Wanda that it would not recommend a transaction that it did not consider to have terms favorable to unaffiliated stockholders, and in response to the Special Committee's negotiations throughout the process, the terms and conditions of the potential transaction were modified in a manner that the Special Committee believed were significant improvements with regard to the benefits to unaffiliated stockholders while reducing risks associated with the transactions as compared to the initial proposed transactions.

        On September 13, 2018, following such negotiations, the Special Committee unanimously concluded that the transactions then contemplated and the terms and conditions thereof were fair to and in the best interest of the Company and its unaffiliated stockholders and recommended that the Board approve such transactions. The Board subsequently unanimously approved such transactions, with Mr. Jean Zeng, a designee of the Majority Shareholder, abstaining from such consideration and vote.

        In recommending the approval of the Transactions to the Board and in the Board approving the Transactions, the Special Committee and the Board considered, among others factors, (1) the fact that the Transactions would be accretive from a free-cash-flow perspective (in part, as a result of the interest expense relating to the Convertible Notes being offset by the cash dividend savings on the shares of Class B Common Stock repurchased from Wanda, thereby reducing the Company's cash burden); (2) the discounted price at which the Company would repurchase the Wanda shares; (3) the benefit to the Company's unaffiliated stockholders of the Special Dividend; (4) the reduction of the uncertainty and share price volatility surrounding any potential stock sale transaction Wanda may engage in, including offering of shares of Class B Common Stock held by Wanda directly into the market or to unknown third parties; (5) the limitations placed by the terms of the Transactions on the ability to declare future special dividends that could negatively impact the Company's ability to implement its current capital expenditure plans (for example, by prohibiting the declaration of certain cash dividends prior to March 14, 2019, which may be extended as a result of a credit ratings downgrade, unless an independent committee of the Board approves such dividend); and (6) the benefit of having Silver Lake as a sophisticated new investor. The Special Committee and the Board also considered and weighed the benefits of the Transactions against the resulting increase in leverage and interest expense, the potential impact of the issuance of the Convertible Notes on the Company's credit ratings and the potential dilution of the Company's existing stockholders due to the Convertible Notes. The Special Committee and the Board also considered that Wanda would continue to own a majority of the Common Stock and would maintain its voting rights with respect to the Class B Common Stock, and the potential impact that may have on the price of the Class A Common Stock going forward.

        On September 14, 2018, following the recommendation of the Special Committee and the approval of the Board, the Company announced that it had entered into an agreement with Silver Lake, pursuant to which the Company issued the Convertible Notes to Silver Lake and its designated affiliates. A portion of the proceeds from the issuance and sale of the Convertible Notes was used by the Company to repurchase 24,057,143 shares of Class B Common Stock from Wanda, at a per share price of $17.50, a discount of 12.9% from the per share closing price of the Class A Common Stock on the day immediately preceding the public announcement of the Silver Lake investment and repurchase of the shares of Class B Common Stock. The Company also announced that a portion of the proceeds of the issuance and sale of the Convertible Notes would be used to pay a per share cash dividend to holders of shares of the Class A Common Stock and Class B Common Stock as of September 25, 2018 of $1.55 that had been declared by the Board (the "Special Dividend"). The issuance and sale of the Convertible Notes, the repurchase by the Company from Wanda of the shares of Class B Common Stock and the Special Dividend are collectively referred to as the "Transactions" in this Information Statement.

 DESCRIPTION OF THE TRANSACTION DOCUMENTS

        The following is a summary of the material terms of the Investment Agreement and related transaction documents, each dated as of September 14, 2018. While we believe this description covers the material terms of such agreements, we encourage you to read the Indenture, the Investment Agreement, the Stock Repurchase Agreement and the ROFR Agreement, which were included as Exhibits 4.01, 10.1, 10.2 and 10.3, respectively, to the Current Report on Form 8-K filed by the Company on September 20, 2018 (the "Form 8-K"). For more information about accessing the Form 8-K and the other information we file with the SEC, please see "Where You Can Find More Information" below.

The Convertible Notes and the Indenture

        The Convertible Notes are governed by the Indenture among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, and bear interest at a rate of 2.95% per annum, payable semiannually in arrears on September 15 and March 15 of each year, commencing March 15, 2019. The Convertible Notes will mature on September 15, 2024, subject to earlier conversion by the holders thereof, repurchase by the Company or redemption by the Company. Upon maturity, the $600 million principal amount of the Convertible Notes will be payable in cash.

        Upon conversion by a holder thereof, the Company will deliver at its election, either cash, shares of the Class A Common Stock or a combination of cash and shares of the Class A Common Stock at a conversion rate of 52.7704 per $1,000 principal amount of the Convertible Notes (which represents an initial conversion price of $20.50 per share minus the amount of the Special Dividend or $18.95), in each case subject to customary anti-dilution adjustments. In addition to typical anti-dilution adjustments, in the event that the then-applicable conversion price is greater than 120% of the average of the volume-weighted average price of the Class A Common Stock for the ten days prior to the second anniversary of issuance (the "Reset Conversion Price"), the conversion price for the Convertible Notes is subject to a reset provision that would adjust the conversion price downward to such Reset Conversion Price. However, this conversion price reset provision is subject to a conversion price floor such that the shares of the Class A Common Stock issuable upon conversion would not exceed 30% of the Company's then outstanding fully-diluted share capital. In addition, a trigger of the reset provision would result in certain shares of the Class B Common Stock held by Wanda and its affiliates becoming subject to forfeiture and cancellation by the Company pursuant to the Stock Repurchase Agreement.

        Additionally, the conversion rate will be adjusted if any cash dividend or distribution is made to all or substantially all holders of the Company's common stock (other than the Special Dividend and a regular, quarterly cash dividend that does not exceed $0.20 per share until the second anniversary of issuance and $0.10 per share thereafter). Any Convertible Notes that are converted in connection with a Make-Whole Fundamental Change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate.

        The Company has the option to redeem the Convertible Notes for cash on or after the fifth anniversary of issuance at par if the price for the Class A Common Stock is equal to or greater than 150% of the then applicable conversion price for 20 or more trading days out of a consecutive 30 day trading period (including the final three trading days) and also may have the option to redeem the Convertible Notes if the reset provision described above is triggered at a redemption price in cash that would result in the noteholders realizing a 15% IRR from the date of issuance regardless of when any particular noteholder acquired its Convertible Notes.

        With certain exceptions, upon a change of control of the Company or if the Class A Common Stock is not listed for trading on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market, the holders of the Convertible Notes may require that the Company repurchase in cash all or part of the principal amount of the Convertible Notes at a purchase price equal to the principal amount plus accrued and unpaid interest up to, but excluding, the date of repurchase. The Indenture includes restrictive covenants that, subject to specified exceptions and parameters, limit the ability of the Company to incur additional debt and limit the ability of the Company to incur liens with respect to the Company's senior subordinated notes or any debt incurred to refinance the Company's senior subordinated notes. The Indenture also includes customary events of default, which may result in the acceleration of the maturity of the Convertible Notes under the Indenture.

        The foregoing description of the Indenture and the Convertible Notes is qualified in its entirety by reference to the Indenture, including the form of Convertible Note, which was filed with the Form 8-K and incorporated therein by reference.

Investment Agreement

        As described above, on September 14, 2018, the Company entered into the Investment Agreement with Silver Lake, relating to the issuance to Silver Lake (or its designated affiliates) of $600 million principal amount of the Convertible Notes for a purchase price equal to 100% of the principal amount, subject to certain adjustments for expense reimbursement.

Board Representation

        Pursuant to the Investment Agreement, as long as Silver Lake and its affiliates beneficially own at least 20% (or, if Silver Lake syndicates an aggregate principal amount of Convertible Notes equal to or in excess of $75 million, then 25%) of the outstanding common stock of the Company beneficially owned by them immediately following the closing contemplated by the Investment Agreement and any such syndication, assuming the conversion of the Convertible Notes on a full physical basis into the Class A Common Stock and excluding any shares beneficially owned other than as a result of the Convertible Notes or the conversion thereof or pursuant to the exercise of any Participation Rights under the Investment Agreement, Silver Lake will have the right to nominate a Silver Lake managing director as a Class III director on the Board who will serve on all committees of the Board (to the extent permitted pursuant to the independence requirements under applicable laws). In connection with the foregoing, Lee Wittlinger, Managing Director of Silver Lake, has been appointed to the Board.

        Additionally, for so long as Silver Lake has the right to nominate an individual to the Board, Silver Lake will be entitled to appoint a Board observer who will observe Board meetings and receive copies of all Board materials. In addition, Silver Lake will assist the Company with identifying a current or former executive in the technology, media, telecommunications or similar industry to serve as an independent director on the Board, with such director selection to be subject to approvals by the Board and Nominating and Corporate Governance Committee of the Board.

Standstill Obligations

        Silver Lake and certain of its affiliates will be subject to certain standstill obligations until the later of (i) the date that is nine months following such time as Silver Lake no longer has a representative, and no longer has rights to have a representative, on the Board and (ii) the three-year anniversary of the closing (such period, the "Standstill Period"). During the Standstill Period, Silver Lake and such affiliates will not, among other things and subject to specified exceptions (a) acquire any securities of the Company if, immediately after such acquisition, Silver Lake, together with certain of its affiliates, would beneficially own more than 27.5% of the then outstanding common stock of the Company, assuming all the Convertible Notes are converted on a full physical basis into Class A Common Stock; (b) participate in any solicitation of proxies; or (c) form, join or participate in any group (as defined in Section 13(d)(3) of the Exchange). Any purchases of securities of the Company pursuant to Silver Lake's Participation Rights under the Investment Agreement or pursuant to the ROFR Agreement (both as defined below) will also be exempt from these standstill obligations. The Standstill Period will terminate early upon the effective date of a change of control of the Company or, if earlier, 90 days after such date that Silver Lake and certain of its affiliates cease to beneficially own any Convertible Notes or shares of the Company's common stock (other than as may be issued to directors for compensation purposes).

Transfer Restrictions; Participation and Registration Rights

        For a period of 12 months following the closing, or if earlier upon a change of control of the Company, Silver Lake will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Convertible Notes or from converting the Convertible Notes. These restrictions do not apply to, among other exceptions, (i) certain transfers to one or more co-investors within five business days following the closing, (ii) transfers or pledges of the Convertible Notes, or (iii) the satisfaction of obligations related to pledged Convertible Notes, in the case of each of (ii) and (iii) in connection with one or more bona fide margin loans, transfers effected pursuant to a merger, consolidation or similar transaction consummated by the Company or transfers in connection with third party tender/exchange offers that are approved by the Board.

        During the period from the second to the third anniversary of Closing, Silver Lake will have Participation Rights to purchase a pro rata portion (based on the number of shares of the Company's common stock beneficially owned by Silver Lake, and/or any co-investors in connection with a post-closing syndication and their respective affiliates, assuming the conversion of the Convertible Notes into the Class A Common Stock) of any equity securities, or instruments convertible into or exchangeable for any equity securities, in certain proposed offerings by the Company. Silver Lake's Participation Rights will not apply in connection with certain excluded transactions, including any acquisitions, strategic partnerships or commercial arrangements entered into by the Company or any equity compensation plans, or underwritten offerings (provided, that, the Company will consult with Silver Lake during certain applicable time periods prior to any such offering, and if Silver Lake notifies the Company of its desire to participate in an underwritten offering, the Company will either (i) offer Silver Lake the ability to purchase up to its pro rata share of any of the additional securities being offered in a concurrent private placement or (ii) if Silver Lake agrees in writing, direct the underwriters of the underwritten offering to permit Silver Lake to participate in the underwritten offering for up to its pro rata share of the additional securities being offered, in each of cases (i) and (ii), on the same terms and at the same price as offered to the public). In addition, if the Company determines to exercise its right to purchase shares from Wanda pursuant to the ROFR Agreement described below, it will have the obligation under the Investment Agreement to offer to sell to Silver Lake a like number of shares of the Class A Common Stock, at the same per share price at which it purchased the Wanda shares.

        Silver Lake is also entitled to certain registration rights for the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes, subject to specified limitations.

        The foregoing description of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Investment Agreement, which was filed with the Form 8-K and incorporated therein by reference.

The Wanda Repurchase Agreement

        On September 14, 2018, the Company entered into a Stock Repurchase and Cancellation Agreement (the "Stock Repurchase Agreement") with Wanda, pursuant to which the Company repurchased 24,057,143 shares of the Class B Common Stock held by Wanda at a price of $17.50 per share. Additionally, pursuant to the Stock Repurchase Agreement, up to 5,666,000 of the shares of the Class B Common Stock held by Wanda following such repurchase (the "Forfeiture Shares") are subject to forfeiture and cancellation by the Company from September 14, 2018 until the earlier of the maturity date of the Convertible Notes and the date that no Convertible Notes are outstanding. The Forfeiture Shares, or a portion thereof depending on the magnitude of the change in the conversion price, will be forfeited to the Company and cancelled in the event that the reset provision contained in the Indenture is triggered on September 14, 2020 and subsequently holders of the Convertible Notes convert the Convertible Notes, with the entire amount of Forfeiture Shares forfeited and cancelled in the event that the reset provision results in a change in conversion price to the conversion price floor and holders of the Convertible Notes subsequently convert the Convertible Notes. If the reset provision contained in the Indenture is not triggered, such restrictions on the Forfeiture Shares will be immediately terminated and such shares will cease to be subject to forfeiture and cancellation.

        The Stock Repurchase Agreement prohibits the Company from, and Wanda from causing the Company to, declare any cash dividend (other than regular quarterly cash dividends in an amount not to exceed $0.20 per share) to holders of the Company's common stock prior to March 14, 2019, subject to extension to December 31, 2019 upon the occurrence of a ratings downgrade from each of Moody's and S&P with respect to the Company's senior unsecured debt, unless an independent committee of the Board approves such dividend.

        The Stock Repurchase Agreement also provides that for so long as Silver Lake is entitled to nominate an individual to the Board, Wanda will not vote or exercise its right to consent in favor of any directors that were not previously approved by the Board and proposed on the Company's slate of directors at any meeting of stockholders of the Company at which any individuals to be elected to the Board are submitted for the consideration and vote of the stockholders of the Company.

        The foregoing description of the Stock Repurchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Stock Repurchase Agreement, which was filed with the Form 8-K and incorporated therein by reference.

Right of First Refusal Agreement

        On September 14, 2018, the Company, Silver Lake and Wanda entered into a Right of First Refusal Agreement (the "ROFR Agreement"), which provides Silver Lake certain rights to purchase shares of the Company's common stock that Wanda proposes to sell during a period of two years from the date of execution of the ROFR Agreement or, if earlier, until such time that Wanda and its affiliates cease to beneficially own at least 50.1% of the total voting power of the Company's voting stock. The right of first refusal applies to both registered and unregistered transfers of shares. Under the ROFR Agreement, in the event that Wanda and its affiliates cease to beneficially own at least 50.1% of the total voting power of the Company's voting stock, then the Company will have the same right of first refusal over sales of the Company's common stock by Wanda as described above until the expiration of the two year period beginning on the date of execution of the ROFR Agreement. In such event, the Company may exercise such right to purchase shares from Wanda from time to time pursuant to the ROFR Agreement in its sole discretion, subject to approval by the disinterested directors of the Board.

        The foregoing description of the ROFR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the ROFR Agreement, which was filed with the Form 8-K and incorporated therein by reference.

VOTE REQUIRED AND INFORMATION ON MAJORITY STOCKHOLDER

        The Actions taken by the Written Consent required the approval of the holders of a majority of the voting power of our outstanding shares of capital stock. The only voting securities of the Company are its shares of Class A Common Stock and Class B Common Stock. The holders of our Class A Common Stock are entitled to one vote per share and holders of our Class B Common Stock are entitled to three votes per share, and such holders generally vote together as a single class on all matters. All of our Class B Common Stock is held by the Majority Stockholder. Because of the three-to-one voting ratio between our Class B and Class A Common Stock, the Majority Stockholder controlled a majority of the combined voting power of our Common Stock on September 14, 2018. No other stockholder votes, consents or actions will be required or obtained in connection with this Information Statement or the Actions because the Majority Stockholder has consented to the Actions.

        On September 14, 2018, after giving effect to the transactions contemplated by the Stock Repurchase Agreement, there were 51,744,412 shares of Class A Common Stock and 51,769,784 shares of Class B Common Stock outstanding.

        On September 14, 2018, the Majority Stockholder's holdings were as follows:

Name of Beneficial Holder	Number of Shares of Class A Common Stock	Percent of Class Outstanding	Number of Shares of Class B Common Stock		Percent of Class Outstanding	Percent of Combined Voting Power
Wanda America Entertainment Inc.	0	0%	51,769,784	(1)	100%	75%

(1)
Based on a schedule 13D filed September 18, 2018 by Wanda America Entertainment, Inc. and certain of its affiliates. The rights of the holders of Class A Common Stock and Class B common stock are identical, except with respect to voting and conversion applicable to the Class B Common Stock. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to three votes and is convertible at any time into one share of Class A Common Stock. The ownership reflected above takes into account the Wanda Repurchase.

 SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
CERTAIN STOCKHOLDERS

        The following table sets forth certain information concerning the ownership of the Company's common stock as of October 17, 2018 by: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors and executive officers; and (iii) all directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of October 17, 2018, there were 51,744,412 shares of Class A Common Stock and 51,769,784 shares of Class B Common Stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

	Class A Common Stock		Class B Common Stock
Name	Number	Percentage of Class Outstanding	Number	Percentage of Class Outstanding
5% Beneficial Owners:
Wanda America Investment Holding Co. Ltd., a wholly-owned indirect subsidiary of Dalian Wanda Group Co., Ltd.(1)			51,769,784	100%
The Baupost Group LLC(2)	5,000,000	9.7%
Janus Henderson Group plc(3)	4,507,676	8.7%
The Vanguard Group Inc.(4)	5,470,821	10.57%
BlackRock, Inc.(5)	3,435,807	6.6%
Mittleman Brothers, LLC(6)	3,092,383	6.0%
Directors, Director Nominees and Named Executive Officers:
Adam M. Aron	183,809	*
Craig R. Ramsey	108,529	*
John D. McDonald	56,961	*
Name	Number	Percentage	Number	Percentage
Elizabeth Frank	77,615	*
Mark A. McDonald	71,951	*
Anthony J. Saich	10,330	*
Lloyd Hill	19,654	*
Gary F. Locke	20,757	*
John Zeng(7)	—	*
Howard W. "Hawk" Koch, Jr.	13,192	*
Kathleen M. Pawlus	14,495	*
All directors and executive officers as a group (15 persons)(8)	721,008	0.01%

*
Less than 1%

(1)
Based on a schedule 13D filed September 18, 2018 by Wanda America Entertainment, Inc. and certain of its affiliates. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion applicable to the Class B Common Stock. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to three votes and is convertible at any time into one share of Class A Common Stock. The ownership reflected above takes into account the Wanda Repurchase. In such filing, Wanda America Entertainment, Inc. lists its address as 850 New Burton Road,

  Suite 201, Dover, DE 19904 and Dalian Wanda Group Co., Ltd. lists its address as No. 539, Changjiang Road, Xigang District, Dalian City, Liaoning Province, People's Republic of China.

(2)
Based on a Schedule 13G filed February 13, 2018 by The Baupost Group, LLC, Baupost Group GP LLC and Seth A. Klarman (collectively, "Baupost"). In such filing, Baupost lists its address as 10 St. James Avenue, Suite 1700, Boston, MA 02116 and indicates shared voting and dispositive power over all shares.

(3)
Based on a Schedule 13G filed February 13, 2018 by Janus Henderson Group plc ("Janus"). In such filing, Janus lists its address as 201 Bishopsgate EC 2M 3AE, United Kingdom and indicates sole voting and dispositive power over 4,077,277 shares.

(4)
Based on a Schedule 13G/A #5 filed October 10, 2018 by The Vanguard Group Inc. In such filing, The Vanguard Group Inc. lists its address as 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A indicates sole voting power on 52,109 shares and sole dispositive power on 5,422,564 shares and shared voting power over 3,304 shares and shared dispositive power over 48,257 shares.

(5)
Based on a Schedule 13G/A #4 filed January 29, 2018 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055. The Schedule 13G/A indicates sole voting power on 3,327,296 shares and sole dispositive power on 3,435,807 shares and shared voting power over 0 shares and shared and dispositive power over 0 shares.

(6)
Based on Schedule 13G filed January 31, 2018 by Mittleman Brothers, LLC. In such filing, Mittleman Brothers, LLC lists its address as 105 Maxess Road, Suite 207, Melville, NY 11747. The Schedule 13G indicates sole voting power on 0 shares and sole dispositive power on 0 shares and shared voting power over 3,124,651 shares and shared and dispositive power over 3,124,651 shares. Excludes 32,268 shares for which Mittleman Brothers disclaims beneficial ownership.

(7)
Does not include shares of Class B common stock held by Wanda. Mr. Zeng is an employee of Dalian Wanda Group Co., Ltd., an affiliate of Wanda America Entertainment, Inc. He does not have the power to dispose or vote any of our capital stock held by Wanda America Entertainment, Inc. Wanda America Entertainment Inc.'s ownership of our Class B common stock is set forth in the table.

(8)
Includes 143,715 shares of Class A common stock beneficially held by executive officers not named in the table.

        The applicable percentage of ownership for each beneficial owner is based on 51,744,412 shares of Class A Stock and 51,769,784 shares of Class B Stock issued and outstanding as of October 17, 2018. In calculating the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

INTERESTS OF CERTAIN PERSONS

        In connection with the Investment Agreement, Mr. Lee Wittlinger, managing director of Silver Lake, was appointed to the Board as of September 17, 2018. Mr. John Zeng serves on the Board as a designee of the Majority Stockholder.

 OTHER MATTERS

Proposals by Security Holders

        No stockholder proposals are included in this Information Statement.

Effective Dates

        The Actions will take effect on November 7, 2018, which is 20 calendar days following the date we first mail this Information Statement to our stockholders.

Expenses

        We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Dissenters' Rights of Appraisal

        None of the DGCL, our Certificate of Incorporation or our Bylaws provides holders of our capital stock with dissenters' or appraisal rights in connection with the Actions described in this Information Statement.

Householding

        We are sending this Information Statement to each stockholder of record. We have elected not to take advantage of the SEC's householding rules that allow us to deliver a single set of materials to shareholders of record who share the same address. If you are a beneficial owner, your broker or other nominee may continue to send a single Information Statement to your household. Please contact your broker or other nominee if you wish to adjust your preferences regarding the delivery of materials from the Company.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        This Information Statement is for informational purposes only. Please read this Information Statement carefully.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act):

  •
  The Company's Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 1, 2018.

  •
  The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed on May 7, 2018 and August 7, 2018, respectively; and

  •
  The Company's Current Reports on Form 8-K, filed on September 14, 2018 and September 20, 2018.

        Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

        This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement from the SEC at its website, www.sec.gov, or by visiting our Internet web site at www.amctheatres.com and clicking on "Investor Relations," then on "Financial Performance."

Dated: October 18, 2018

By Order of the Board of Directors

/s/ Kevin M. Connor
Name:	Kevin M. Connor
Title:	Senior Vice President, General Counsel and Secretary

Execution Version

WRITTEN CONSENT
OF THE STOCKHOLDERS OF
AMC ENTERTAINMENT HOLDINGS, INC.

September 14, 2018

        The undersigned stockholders of AMC Entertainment Holdings, Inc., a Delaware corporation (the "Corporation"), being the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, do hereby irrevocably consent, pursuant to and in accordance with Section 228(a) of the General Corporation Law of the State of Delaware (the "DGCL") and the Third Amended and Restated Certificate of Incorporation of the Corporation, in each case as amended, to the following actions and approve and adopt the following resolutions by written consent in lieu of a meeting and agree that said resolutions shall have the same force and effect as if duly adopted at a meeting of the stockholders of the Corporation held for that purpose.

1.     Approval of the Issuance of Class A Common Stock Upon Conversion of the Notes

        WHEREAS, the Corporation has entered into that certain Investment Agreement, dated the date hereof, with Silver Lake Alpine, L.P. ("Silver Lake") and the other persons that may become party thereto (the "Investment Agreement") and pursuant thereto has entered into that certain Indenture, dated the date hereof, with U.S. Bank National Association, as Trustee, and the guarantors named on the signature pages thereto (the "Indenture"), pursuant to which, among other things, the Corporation is issuing to Silver Lake and/or one or more of its affiliates the Corporation's 2.95% Convertible Senior Notes due 2024 (the "Securities") in aggregate principal amount of $600 million;

        WHEREAS, the Indenture provides that the holders of the Securities may convert (the "Conversion Right") their Securities into shares of the Corporation's Class A Common Stock, par value $0.01 per share, upon the terms and subject to the conditions set forth therein and in the Investment Agreement (such shares that may be issued or issuable upon the exercise of the Conversion Right from time to time, the "Conversion Shares");

        WHEREAS, pursuant to Section 312.03 of the New York Stock Exchange Listed Company Manual ("Section 312.03"), subject to certain limited exceptions, any issuance of shares of common stock, or of securities convertible into or exercisable for common stock, of an issuer listed on the New York Stock Exchange that (i) may have voting power equal to or in excess of 20% of the voting power outstanding prior to such issuance or (ii) may be equal to or in excess of 20% of the number of shares of common stock outstanding prior to such issuance, or any issuance that may result in a change of control of the issuer, in each case, requires the approval of such issuer's stockholders;

        WHEREAS, the Corporation is subject to Section 312.03 and the issuance of the Conversion Shares (i) may have voting power equal to or in excess of 20% of the outstanding voting power of the Corporation immediately prior to such issuance, (ii) may be equal to or in excess of 20% of the number of outstanding shares of common stock of the Corporation immediately prior to such issuance and/or (iii) may result in a change of control of the issuer under Section 312.03; and

        WHEREAS, the undersigned stockholders of the Corporation wish to approve the issuance of the Conversion Shares to satisfy the requirements, to the extent applicable, of Section 312.03.

        NOW, THEREFORE, BE IT RESOLVED, that the issuance of the Conversion Shares, which may be in excess of the share issuance limitations described in Section 312.03 is hereby approved, authorized and ratified in all respects;

2.     Approval of the Issuance of Securities Pursuant to Participation Rights

        WHEREAS, pursuant to and subject to the terms and conditions of Sections 4.16(a) and 4.16(b) of the Investment Agreement, Silver Lake has the right to participate in certain future issuances of securities by the Corporation (the "Participation Rights");

        WHEREAS, pursuant to Section 312.03, subject to certain limited exceptions, any issuance of shares of common stock, or of securities convertible into or exercisable for common stock, of an issuer listed on the New York Stock Exchange to a Related Party (as defined in Section 312.03), a subsidiary, affiliate or other closely-related person of a Related Party or any company or entity in which a Related Party has a substantial direct or indirect interest that (i) exceeds one percent of the number of shares of common stock outstanding immediately prior to such issuance or (ii) exceeds one percent of the voting power outstanding immediately prior to such issuance, in each case, requires the approval of such issuer's stockholders;

        WHEREAS, the issuance of securities of the Corporation pursuant to the exercise of the Participation Rights by Silver Lake (i) may exceed one percent of the number of shares of common stock outstanding of the Corporation prior to such issuance, or (ii) may exceed one percent of the voting power outstanding immediately prior to such issuance;

        WHEREAS, Silver Lake is or may be a Related Party and/or an affiliate or other closely-related person of a Related Party; and

        WHEREAS, the undersigned stockholders of the Corporation wish to approve the issuance of securities of the Corporation pursuant to the exercise of the Participation Rights by Silver Lake to satisfy the requirements, to the extent applicable, of Section 312.03.

        NOW, THEREFORE, BE IT RESOLVED, that the issuance of the securities of the Corporation pursuant to the exercise of the Participation Rights, which may be in excess of the share issuance limitations described in Section 312.03, is hereby approved, authorized and ratified in all respects;

3.     General Authorization

        RESOLVED FURTHER, that the officers of the Corporation, or any of them acting severally, be, and each of them hereby is, authorized, empowered, and directed, in the name and on behalf of the Corporation, to take all such further actions, to cause to be prepared, executed, delivered, recorded and filed all such agreements, documents, applications, certificates and instruments, and to seek all necessary approvals, including preparing and filing the applicable listing of additional shares notification to the New York Stock Exchange and the preliminary and final information statement on Schedule 14C with the Securities and Exchange Commission, and to make all expenditures and incur all expenses, which they in their sole discretion deem necessary, convenient, desirable or appropriate to effectuate the transactions contemplated by the foregoing resolutions and to otherwise carry out the purposes and intent of the foregoing resolutions; and taking of any such action, the preparation, execution, delivery, recording and filing by such officers of any such agreement, document, application, certificate or instrument or the payment of any such expenditures or expenses in connection with the foregoing matters shall conclusively establish their authority therefore from these resolutions and the approval, ratification, and confirmation by these resolutions of the action so taken, agreements, documents, or instruments so prepared, executed, delivered, recorded or filed and the expenses or expenditures so paid; and

        RESOLVED FURTHER, that any action heretofore taken by any officer of the Corporation in good faith and in furtherance of the business of the Corporation otherwise permitted under or contemplated by the foregoing resolutions is hereby approved, authorized and ratified in all respects.

        [remainder of page intentionally left blank]

        This Action by Written Consent of the Stockholders of the Corporation may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. This Action by Written Consent of the Stockholders of the Corporation shall apply to all shares of capital stock of the Corporation held by the undersigned.

WANDA AMERICA ENTERTAINMENT, INC.
By:	/s/ Lincoln Zhang
	Name:	Lincoln Zhang
	Title:	Authorized Signatory

QuickLinks

INFORMATION STATEMENT OCTOBER 18, 2018 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY INTRODUCTION
ABOUT THIS INFORMATION STATEMENT
FORWARD-LOOKING STATEMENTS
BACKGROUND AND REASONS FOR THE ISSUANCE AND STOCKHOLDER APPROVAL
DESCRIPTION OF THE TRANSACTION DOCUMENTS
VOTE REQUIRED AND INFORMATION ON MAJORITY STOCKHOLDER
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS
INTERESTS OF CERTAIN PERSONS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
WRITTEN CONSENT OF THE STOCKHOLDERS OF AMC ENTERTAINMENT HOLDINGS, INC. September 14, 2018